U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 7, 2013

Inrad Optics, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	000-11668	22-2003247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

181 Legrand Avenue, Northvale, New Jersey		07647
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (201) 767-1910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On March 7, 2013, Inrad Optics, Inc. (the “Company”) announced a combined work-force reduction of eight employees, at its Northvale, NJ and Sarasota, FL locations effective March 1, 2013. This represents a total work-force reduction of approximately 9%. In addition, the Company has implemented reduced work hours for selected employees. The layoffs are expected to save the Company approximately $658,000 annually. This excludes one-time severance payments of $98,000 and accrued vacation benefits of $7,000 to terminated employees which are expected to be incurred in the first quarter ending March 31, 2013.

The Company has undertaken these steps to reduce costs and improve efficiencies within the organization. Product development and production capabilities remain intact.

A copy of the press release regarding the announcement of the reduction in work-force described above is attached hereto and incorporated herein by reference as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Press Release dated March 7, 2013 announcing a work-force reduction on March 1, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 7, 2013
	By:	/s/ William J. Foote

Chief Financial Officer, Secretary and Treasurer

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